                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            NTN Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  ------------

                            TO BE HELD JULY 31, 2000

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. will be held at La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, at 10:00 A.M. local time, on July 31, 2000, for the following purposes, as more fully described in the attached Proxy Statement:


         1. To elect two directors to hold office until the 2003 annual meeting of stockholders;

         2. To vote upon a proposal to approve the transfer and contribution of certain of the company's assets to its wholly-owned subsidiary, BUZZTIME.com, Inc.; and

         3. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

         The Board of Directors fixed the close of business on June 1, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

         You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. The prompt return of your proxy will help to save expenses involved in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                              By Order of the Board of Directors



                                              Kendra Berger
                                              Secretary

Carlsbad, California
June ___, 2000

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Court
                           Carlsbad, California 92008

                                  ------------

                                 PROXY STATEMENT

                     ANNUAL MEETING TO BE HELD JULY 31, 2000

                                  ------------

                             SOLICITATION AND VOTING

GENERAL

         The accompanying proxy is solicited by the Board of Directors (sometimes hereinafter referred to as the "Board") of NTN Communications, Inc. ("NTN") for use at the annual meeting of stockholders to be held at La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, at 10:00 A.M., local time, on July 31, 2000, and at any adjournment or postponement thereof (the "Annual Meeting"). The accompanying proxy names V. Tyrone Lam and Kendra Berger as proxies for purposes of the Annual Meeting. This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about June ___, 2000.

         All shares of common stock of NTN represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" the election as directors of the nominees named in this Proxy Statement and "FOR" the proposal to approve NTN's transfer and contribution of certain of its assets to BUZZTIME.com, Inc., NTN's wholly-owned subsidiary, as described in this Proxy Statement. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

REVOCABILITY OF PROXIES

         A proxy may be revoked at any time before it has been exercised by giving written notice of revocation to the Secretary of NTN, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

VOTING SECURITIES

         NTN has one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected and each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on June 1, 2000 are entitled to notice of and to vote at the Annual Meeting. There were 33,435,875 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

         The approval of Proposal 2 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Proposal. Abstentions and so-called broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not affect the outcome of Proposal 1, but will have the same effect as votes against Proposal 2.

SOLICITATION

         The cost of soliciting proxies will be borne by NTN. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. NTN may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. Directors, officers or regular employees of NTN may follow up the mailing to stockholders by telephone, telegram or personal solicitations, but no special or additional compensation will be paid to directors, officers or employees for doing so.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Stockholder proposals intended to be included in NTN's proxy materials for the 2001 annual meeting of stockholders of NTN must be received by February ___, 2001. Such proposals should be addressed to the Secretary of NTN.

         With respect to any stockholder proposals to be presented at the 2001 annual meeting which are not included in the 2001 proxy materials, management proxy holders for the 2001 annual meeting will be entitled to exercise their discretionary authority to vote on such proposals notwithstanding that they are not discussed in the proxy materials unless the proponent notifies NTN of such proposal by not later than May __, 2001.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2003

         The Bylaws of NTN provide that the Board of Directors is to consist of not less than five nor more than thirteen directors, with the exact number of directors within such range to be specified by the Board. The Board of Directors currently consists of six members.

         Until June 2000, the Board of Directors consisted of seven members. On June 7, 2000, Donald C. Klosterman, a director of the Company (or its predecessor) since 1985, passed away. Mr. Klosterman served as Chairman of the Board of the Company from 1985 until April 1994. From 1990 until December 1999, he also acted as a consultant to the Company.

         The Bylaws of NTN provide that the Board is to be classified into three classes, as nearly equal in number as possible, with each class having a three-year term. Vacancies on the Board (including vacancies created by an increase in the authorized number of directors) may be filled by the Board. A director appointed by the Board to fill a vacancy would serve for the remainder of the full term of the directors of the class in which the vacancy occurs and until his or her successor is elected and qualified.

         Two directors are subject to election at the Annual Meeting. The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting. If elected, the following nominees will hold office until the annual meeting of stockholders in 2003 and until their respective successors are duly elected and qualified.

         GARY ARLEN, age 55, was appointed to the board of directors in August 1999. Since 1980, he has been president of Arlen Communications, Inc., a research and consulting firm specializing in interactive and

Internet information, transactions, telecommunications and entertainment. In 1981, Mr. Arlen founded the Internet Alliance, which represents the interest of online content and service suppliers.

         VINCENT A. CARRINO, age 44, was appointed as a director in September 1999. Mr. Carrino is president of Brookhaven Capital Management, LLC, a private investment firm focusing on technology companies, founded by him in 1985. Prior to the establishment of Brookhaven Capital Management, LLC, Mr. Carrino was an analyst with Alliance Capital. Mr. Carrino serves on the Board of Directors of Rent-Way, Inc., Cash Technologies, Intrenet, and Showpower.

         The nominees have indicated a willingness to serve as directors. If either of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

         Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

         The following biographical information is furnished with respect to the other current directors of NTN:

DIRECTORS WHOSE TERM EXPIRES IN 2001

         ROBERT M. BENNETT, age 73, has been a director since August 1996. Since 1989, Mr. Bennett has been Chairman of the Board of Bennett Productions, Inc., a production company with experience in virtually all areas of production including syndicated sports and specialty programming, music videos, commercial productions, home video, corporate communications and feature films.

         ESTHER L. RODRIGUEZ, age 58, was appointed as a director of the Company in September 1997. She retired as a vice president of Next Level Systems, Inc. (formerly General Instrument), a telecommunications company, in November 1996, after having served in various executive capacities since joining General Instrument in 1987. For the two years prior to her retirement, Ms. Rodriguez served as head of worldwide business development and sales teams for private commercial business and educational network systems. Following her retirement, she founded and has served as Chief Executive Officer of Rodriguez Consulting Group, a private management consulting firm. Ms. Rodriguez has over 25 years' experience in general management, business development and marketing, including 17 years' experience in worldwide telecommunications.

DIRECTORS WHOSE TERM EXPIRES IN 2002

         BARRY BERGSMAN, age 63, has been a director since August 1998. From 1985 to the present, Mr. Bergsman has been president of Intertel Communications, Inc., a company that pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman held positions as president of a television production and syndication company and as an executive with CBS.

         STANLEY B. KINSEY, age 46, was appointed as a director in November 1997. Mr. Kinsey was appointed Chairman and Chief Executive Officer of the Company in October 1998. From 1980 to 1985, Mr. Kinsey was a senior executive with The Walt Disney Company. In 1985, Mr. Kinsey left his position as senior vice president of operations and new technologies for The Walt Disney Studio to co-found IWERKS

Entertainment, a high-technology entertainment company. Mr. Kinsey was Chairman and Chief Executive Officer of IWERKS Entertainment from inception until 1995, when he resigned.

MEETINGS AND ORGANIZATION

         The business affairs of NTN are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 1999 the Board met on thirteen occasions.

         The Board has standing Audit and Compensation Committees. The primary functions of the Audit Committee are to periodically review NTN's accounting and financial reporting and control policies and procedures, to recommend to the Board the firm of certified public accountants to be retained as NTN's independent auditors, and to review NTN policies and procedures relating to business conduct and conflicts of interest. The Audit Committee is currently composed of two non-employee directors: Messrs. Bennett and Bergsman. The Company intends to comply with new American Stock Exchange rules regarding Audit Committee structure and membership requirements by June 2001. The Audit Committee met twice in 1999.

         In June 2000, the Board of Directors adopted a formal Audit Committee Charter intended to comply with new American Stock Exchange rules. The Audit Committee Charter specifies the scope of the Audit Committee's responsibilities, including, but not limited to, structure, process and membership requirements, and how these responsibilities will be carried out. The Charter will be reviewed and its adequacy assessed annually by the Audit Committee.

         The primary functions of the Compensation Committee are to review and advise the Board on salaries, bonuses and awards of stock options to NTN's officers and other executive compensation matters. Mr. Klosterman served on the Compensation Committee until his passing in June 2000. Ms. Rodriguez is currently the sole member of the Compensation Committee. The Compensation Committee met on four occasions in 1999.

         During 1999, each director attended at least 75% of the meetings of the Board and of each Committee of the Board on which he or she served.

BOARD NOMINATIONS

         The Board has no standing Nominating Committee. The Board in its entirety acts upon matters that would otherwise be the responsibility of such a committee. The Board will consider as prospective nominees for election as directors persons recommended by NTN's stockholders. Any such recommendations should be in writing and should be mailed or delivered to NTN, marked for the attention of the Secretary of NTN, on or before the date for timely submission of stockholder proposals. See "Stockholder Proposals for 2001 Annual Meeting."

                                   PROPOSAL 2

                  CONTRIBUTION OF ASSETS TO BUZZTIME.COM, INC.


         At the Annual Meeting, the stockholders will be asked to consider and approve NTN's proposed contribution of certain of its assets to BUZZTIME.com, Inc. ("BUZZTIME"), NTN's wholly-owned subsidiary. The assets consist primarily of NTN's extensive trivia game show library and its interactive play-along sports games, including QB1, NTN's most popular game, and related intangible assets. NTN currently makes these assets available to BUZZTIME on an informal basis.

         If approved by the shareholders, the contribution of assets to BUZZTIME will be made by means of a Contribution Agreement, substantially in the form attached as Appendix A to this Proxy Statement.

The particular assets expected to be contributed to BUZZTIME are identified in more detail on Schedule 1 to the form of Contribution Agreement. This Schedule 1 is subject to change prior to execution of the Contribution Agreement.

         The Board of Directors of NTN has unanimously approved the contribution of assets to BUZZTIME and recommends that the shareholders also approve the contribution. Under Delaware corporate law, an exchange of all or substantially all of the assets of a Delaware corporation such as NTN must be approved by the holders of a majority of the outstanding stock of the corporation. What constitutes "substantially all" of NTN's assets for this purpose depends upon the value of the assets to be transferred as a percentage of the Company's total assets, as well as subjective factors such as the importance of the assets to NTN's overall business and revenues.

         The Company believes the trivia library, sports games, related equipment and other intangible assets that it proposes to contribute to BUZZTIME do not comprise substantially all of its assets. These assets were carried on NTN's books for financial reporting purposes at a value of approximately $115,000 as of March 31, 2000 compared to total assets of $17,855,000 as of that date. The Company has not commissioned an appraisal or other valuation to confirm the value of all of the Company's assets, including the intangible assets to be contributed to BUZZTIME. In order to save the expense and time of commissioning such an appraisal, the Board determined to seek stockholder approval as a precautionary measure to ensure that the contribution of assets is properly authorized.

         If the proposal is approved, it is expected that BUZZTIME will license back to The NTN Network certain of the assets for use by The NTN Network in its hospitality businesses. The nature of the license and the applicable terms and conditions have not yet been determined. As a result, it is expected that The NTN Network will retain the right to use these assets in its hospitality businesses.

         If the proposal is not approved at the Annual Meeting, NTN will continue to make its trivia library, interactive sports games and related intangible assets available to BUZZTIME on an informal basis. The Company also may determine to contribute the same or similar assets to BUZZTIME at some future date. If the Company decides in the future to contribute assets to BUZZTIME, NTN would seek shareholder approval if necessary.

NTN COMMUNICATIONS, INC.

         The NTN Network is North America's largest "out-of-home" interactive television network. NTN's unique private network broadcasts a variety of multi-player sports and trivia games 365 days a year to hospitality venues such as restaurants, sports bars, hotels, clubs and military bases totaling approximately 3,300 locations in North America ("Locations") as of May 1, 2000. A unique feature of The NTN Network's interactive programming is that all players compete in real-time within each Location and are ranked at the end of each game against players in all Locations throughout North America. This enables each Location to create on-premises promotions to increase patron loyalty as well as allowing us to capture national sponsors who want to use the competitions as a promotional tool.

BUZZTIME.com, INC.

         BUZZTIME.com, Inc. is NTN's wholly-owned subsidiary. BUZZTIME was formed by us in December 1999 to exploit the strong revenue possibilities involved with Internet and interactive television use. These opportunities include advertising and sponsorship; direct marketing partnerships geared toward BUZZTIME's unique membership rewards program; pay-to-play subscriptions; and consumer research services for advertisers.

         The Company believes that the contribution of assets to BUZZTIME will facilitate more effective marketing and operation of its Internet and interactive television business and may enhance its ability to raise additional financing at the BUZZTIME level to expand this business.

SEPARATE MARKETING DECISIONS

         The Company believes that the contribution of assets to BUZZTIME will allow BUZZTIME to pursue individualized marketing strategies. The flexibility that control of significant assets provides may also be important to making marketing decisions suitable to BUZZTIME's distinct situation.

         For example, BUZZTIME recently completed an agreement with WebTV Networks, Inc. ("WebTV Networks" or "WebTV"), a wholly-owned subsidiary of Microsoft Corp., that makes use of BUZZTIME's services and provides BUZZTIME with significant marketing opportunities. WebTV Networks and BUZZTIME have agreed that BUZZTIME is to be the featured provider of trivia content and the exclusive provider of a daily trivia question within the primary Games and Sports category offerings on the WebTV service. BUZZTIME is scheduled to begin delivering its daily trivia content when WebTV updates its primary Games and Sports category offerings in summer 2000. WebTV Networks will provide BUZZTIME with a permanent branded presence for its daily trivia questions on the entry screens of the WebTV Networks' primary Games and Sports category offerings. Users of WebTV who click to find the correct answer to the promotional question or who click on the BUZZTIME promotional button will be linked directly to the BUZZTIME.com Web site. As part of the relationship, BUZZTIME will provide a custom-designed game site that is optimized for the WebTV platform and the TV screen. WebTV Networks will also promote BUZZTIME via advertising throughout the WebTV service. In addition, the companies will team up to offer and promote monthly trivia games and live event contests to users of WebTV with associated prizes to be furnished by BUZZTIME.

SEPARATE PARTNERSHIPS AND TECHNOLOGICAL STRATEGIES

         The popularity of the Company's programming has generated recent agreements by BUZZTIME with America Online, AT&T Interactive Offerings Group, FOXSports.com, Midway Games and others. BUZZTIME continues to develop a broad network of partnerships with other Internet and interactive TV distribution partners for the delivery and promotion of its branded interactive games.

         BUZZTIME's ownership of its own programming will allow it to forge distinct relationships between loyal players and advertising and marketing partners.

SEPARATE FINANCING AND INVESTMENT POSSIBILITIES

         The Company expects BUZZTIME to function both as a developer and a distributor of game content. As a developer, BUZZTIME will continue to augment our interactive game library. As a distributor, BUZZTIME intends to broadcast live play-along game shows to a broad array of interactive networks and platforms, including the Internet and online services, interactive television and hand-held devices.

         The Company's strategy is to develop and take the BUZZTIME brand beyond the Internet and online services to multiple consumer interactive platforms. BUZZTIME's financial needs and strategies may differ, in important respects, from those of The NTN Network. Specifically, BUZZTIME will face different technological trends in its market, changing consumer needs and distinct product and service offerings. Investors who may be interested in investing in the new, rapidly evolving Internet and interactive television sectors may not be interested in The NTN Network. Investors who are concerned about risks inherent to the Internet, such as actual or perceived lack of security of personal information, uncertainty regarding intellectual property ownership, and changing technological developments and standards, may prefer that their investment in NTN not be tied to those risks. The Company believes these divergent investment preferences can be accommodated if BUZZTIME has a distinct identity. In turn, the Company believes the development of a distinct identity requires that BUZZTIME have the assets necessary to effectively grow as a concern.

         There is no present plan or arrangement to engage in any financing transaction by BUZZTIME, and there also can be no assurance that the contribution of assets to BUZZTIME will facilitate such a financing in the future.

         The operation of BUZZTIME as a separate business with its own assets may enhance NTN's ability to spin-off BUZZTIME in the future. NTN has no present plan or arrangement, however, with respect to a possible spin-off.

SPECIAL CONSIDERATIONS REGARDING TRANSFER

         There is no assurance that BUZZTIME's ownership of the assets to be contributed by NTN will result in more effective exploitation of these assets or achieve any of the other benefits foreseen.

         The transfer of ownership of the assets to BUZZTIME will remove those assets from certain protective provisions of Delaware corporation law including making it possible for NTN to spin-off those assets or engage in similar transactions without the need to obtain any further stockholder approval. NTN has no current plan or intention to do so, however.

CONTRIBUTION AGREEMENT

         NTN will transfer and contribute the assets to BUZZTIME by means of a Contribution Agreement approved by NTN's Board of Directors, the form of which is attached as Appendix A to this Proxy Statement. You are urged to read the Contribution Agreement before returning the enclosed proxy.

         The Contribution Agreement contains only minimal representation and warranties from NTN with respect to such matters as NTN's ownership of the assets being contributed. The Contribution Agreement contains no significant covenants or representations by BUZZTIME.

CERTAIN TAX CONSIDERATIONS

         The contribution of assets to BUZZTIME will have no federal income tax consequences for NTN, BUZZTIME or the NTN stockholders.

DISSENTER'S RIGHTS

         NTN stockholders will have no dissenter's or appraisal rights in connection with the contribution of assets.

REGULATORY APPROVAL

         The contribution of assets to BUZZTIME does not require any regulatory approvals.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the contribution of assets to BUZZTIME. For this purpose, abstentions and broker non-votes will have the same effect as votes against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CONTRIBUTION OF ASSETS TO BUZZTIME. PROXIES WILL BE VOTED "FOR" THE PROPOSAL IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               EXECUTIVE OFFICERS

         The following table lists the names of the executive officers of NTN, along with their respective ages, positions and offices held with NTN:

Name                               Age      Position(s) Held
----                               ---      ----------------
Stanley B. Kinsey                   46      Chief Executive Officer and Chairman of the Board
Kendra Berger                       33      Chief Financial Officer and Secretary
V. Tyrone Lam                       38      President, BUZZTIME.com, Inc.
Robert L. Anderson                  43      President & General Manager, The NTN Network

         See "Board of Directors" for Mr. Kinsey's biography. The following biographical information is furnished with respect to the other executive officers of NTN:

         KENDRA BERGER has served as the Company's Chief Financial Officer and Corporate Secretary since February 1999. She joined the Company in July 1998 as Vice President, Finance, and Controller. Ms. Berger previously served as a controller for FPA Medical Management, Inc., a public national healthcare company. From August 1989 to July 1996, Ms. Berger, certified public accountant, held key positions with the public accounting firm, Price Waterhouse LLP.

         V. TYRONE LAM was appointed President of BUZZTIME.com, Inc. in December 1999, after serving as Executive Vice President of NTN since September 1998. He was appointed Vice President and General Manager of The NTN Network in September 1997. Prior to this time he served as Associate Vice President of Marketing from February 1997. Mr. Lam joined NTN in December 1994 in a marketing position. From April 1992 to December 1994, Mr. Lam managed the interactive television sports and games development for the EON Corporation and has held other sales and marketing management positions in the computer software industry.

         ROBERT L. ANDERSON was appointed President of The NTN Network, the Company's hospitality division, in September 1999. From 1997 until that time, he previously led Anderson Management Consultants, offering strategic marketing and general management services to the consumer products segment of the hospitality industry. From 1987 through 1997 he held positions with United Distillers and Vintners, the largest global marketer of adult beverages. Prior to that time, Mr. Anderson held management positions with E.J. Gallo Winery and the Proctor and Gamble Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows the compensation paid or accrued as of each of the last three fiscal years to all individuals who served as the Chief Executive Officer of NTN during 1999 and the three other most highly compensated executive officers of NTN who were serving as executive officers at the end of fiscal year 1999 whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                                                                 Compensation
                                                        Annual Compensation                         Awards
                                       ------------------------------------------------------    ------------
                                                                                                  Securities
                                                                                 Other Annual     Underlying
Name and Principal Position            Year        Salary(1)          Bonus      Compensation       Options
---------------------------            ----        ---------       ----------    ------------    ------------
Stanley B. Kinsey(2)                   1999        $ 286,835       $32,500(3)           --(4)         500,000
  Chief Executive Officer and          1998           63,577            --              --          1,300,000
  Chairman of the Board                1997               --            --              --                 --

V. Tyrone Lam(5)                       1999          175,000            --              --                 --
  President, BUZZTIME.com, Inc.        1998          147,115         2,959              --            285,000
                                       1997          105,367            --       $   4,575(6)         165,000

Kendra Berger(7)                       1999          138,000            --              --            100,000
  Chief Financial Officer              1998           42,307         1,233              --             50,000
                                       1997               --            --              --                 --

Bennett Letwin(8)                      1999          120,000            --              --                 --
  Vice President, Business             1998               --            --              --             75,000
  Systems and Technologies             1997               --            --              --                 --

-------------

(1) Includes amounts, if any, deferred under the Company's 401(k) Plan.

(2) Mr. Kinsey was appointed Chief Executive Officer of the Company in October 1998.

(3) Represents value of vested options granted October 7, 1999 at below market exercise price, pursuant to the Employment Agreement and related bonus program between Mr. Kinsey and the Company.

(4) Mr. Kinsey has waived compensation for serving as a director of the Company.

(5) In December 1999, Mr. Lam was appointed President of the Company's wholly-owned subsidiary, BUZZTIME.com, Inc.

(6) Includes group medical insurance premiums.

(7) Ms. Berger joined the Company in 1998 and was appointed Chief Financial Officer in February 1999.

(8) Mr. Letwin resigned as Vice President, Business Systems and
    Technologies in March 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning grants of stock options during fiscal 1999 with respect to the Named Executive Officers:

                                                                     INDIVIDUAL GRANTS
                                    ---------------------------------------------------------------------------------
                                     NUMBER OF    % OF TOTAL
                                      SHARES        OPTIONS
                                    UNDERLYING    GRANTED TO                MARKET PRICE               VALUE OF GRANT
                                      OPTIONS      EMPLOYEES     EXERCISE    ON DATE OF    EXPIRATION    AT DATE OF
NAME                                  GRANTED   IN FISCAL YEAR     PRICE        GRANT         DATE        GRANT(1)
----                                ----------  --------------   --------   ------------   ----------  --------------
Stanley B. Kinsey.............       500,000(2)       16%        $0.98         $1.50         10/06/09     $575,000
V. Tyrone Lam.................            --          --            --            --               --           --
Kendra Berger.................       100,000(3)        3%        $0.625        $0.625        04/22/09       50,400
Bennett Letwin................            --          --             --            --              --           --

------------

(1) The value of grant at date of grant was estimated using the Black Scholes option-pricing model with the following weighted average assumptions: dividend yield 0%, risk-free interest rates 5.455%, expected volatility 129.34%, and expected option lives of 2.58 years.

(2) Represents options granted under NTN's 1995 Option Plan pursuant to Mr. Kinsey's Employment Agreement with the Company, which become exercisable as to 1/24 of the total shares on the last business day of each calendar month immediately following the date of grant, subject to Mr. Kinsey's continuous employment by the Company. The options were granted to Mr. Kinsey at a preferred price in lieu of a cash bonus. The options are subject to immediate vesting upon the occurrence of a "Change of Control Event". See "Compensation Committee Report on Executive Compensation".

(3) Represents options granted under NTN's 1995 Option Plan which become exercisable as to 25% of the total shares on the first anniversary of the date of grant and will become exercisable as to an additional 1/36 of the remaining shares on the last day of each of the 36 calendar months immediately following the first anniversary of the grant date.

FISCAL YEAR-END OPTION VALUES

    The following table contains information concerning stock options which were unexercised at the end of fiscal 1999 with respect to the Named Executive Officers. No stock options were exercised in 1999 by any Named Executive Officer.

                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED                IN-THE-MONEY
                                             OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END(1)
                                            -----------------------------    -----------------------------
NAME                                        EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                                        -----------     -------------    -----------     -------------
Stanley B. Kinsey...................            562,500         1,337,500    $ 1,535,885        $3,736,615
V. Tyrone Lam.......................            140,521           359,479        382,267           964,108
Kendra Berger.......................             16,667           133,333         44,793           395,832
Bennett Letwin......................             20,313            54,687         54,591           146,971

------------

(1) Represents the amount by which the aggregate market price on December 31, 1999 of the shares of the Company's Common Stock subject to such options exceeded the respective exercise prices of such options.

DIRECTOR COMPENSATION

    During 1999, directors were entitled to receive compensation of $2,100 per month for their services as directors, payable in either cash or shares of Common Stock. Further, directors who serve on either the audit or compensation committees or the board of directors of BUZZTIME.com, Inc. were entitled to receive an additional $3,000 annually. In April 1999, the Board elected to pay the first quarter 1999 fees in shares of Common Stock which were valued for this purpose at $.50 per share. Compensation for the remaining three calendar quarters of 1999 was paid in cash. Directors are also eligible for the grant of options or warrants to purchase Common Stock from time to time for services in their capacity as directors.

    Upon joining the Board in August 1999 and September 1999, respectively, Messrs. Arlen and Carrino were each granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.125 per share. These options will become vested as to one-third of the shares covered thereby on the first anniversary of grant date and will become vested and exercisable as to the balance of the covered shares in two equal installments on the second and third anniversaries of the grant date, subject to Messrs. Arlen and Carrino remaining as directors. The options provide for immediate vesting in full in the event of a "Change of Control Event" as defined.

OTHER EXECUTIVE COMPENSATION MATTERS

    All compensation determinations for 1999 for NTN's executives were made by the Board of Directors of NTN as a whole upon the recommendation of the Compensation Committee of the Board. During the entire fiscal year 1999, Ms. Rodriguez and Mr. Klosterman served as members of the Compensation Committee. None of the directors or executive officers of NTN have served on the Board of Directors or the compensation committee of any other company or entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Board.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During 1999, the Compensation Committee established policies and practices relating to matters of executive compensation for action by the Board of Directors as a whole. The Company's executive compensation policy is intended to foster job satisfaction and encourage continuous service by NTN's executive officers by providing reasonable short-term cash compensation and long-term stock-based incentives. NTN's policies apply equally to its Chief Executive Officer and other executives. A summary of NTN's executive compensation policy is described below:

    NTN has established a 401(k) Plan. NTN may, at the Board's discretion, make annual contributions to the 401(k) Plan, subject to applicable limitations, but, to date, it has never made any such contributions.

    Short-term cash compensation to executives for 1999 consisted primarily of salaries, subject to any written employment agreement between the Company and any executive.

    Equity compensation, in the form of stock options, constitutes the principal element of long-term compensation for the Company's executive officers. The grant of stock options increases management's potential equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. Attaching vesting requirements to stock options also creates an incentive for executive officers to remain with NTN for the long term. In appropriate circumstances, the Board also will consider repricing previously granted stock options if necessary so that the options continue to afford realistic incentives to executives. No repricings occurred in 1999.

    In October 1998, the Company entered into a written Employment Agreement with Mr. Kinsey pursuant to which Mr. Kinsey is to receive a bonus under a bonus program that was to be agreed upon by and between Mr. Kinsey and the Compensation Committee of the Board of Directors. On October 7, 1999, the Company and Mr. Kinsey entered into an Addendum to the Employment Agreement setting forth the terms of the bonus program ("Bonus Program"). Pursuant to the Bonus Program, the options granted to Mr. Kinsey in October 1999 were granted at a preferred, below market, price of $0.98 per share, the average closing price of the Company's Common Stock during the three calendar quarters immediately prior to the grant date. The options were granted to Mr. Kinsey pursuant to the NTN 1995 Stock Option Plan and are subject to immediate vesting upon the occurrence of a Change of Control Event.

    In April 1999, the Board granted Ms. Berger options to purchase 100,000 shares of Common Stock at an exercise price of $0.625 per share and, in September 1999, granted Mr. Anderson options to purchase 432,000 shares of Common Stock at an exercise price of $1.1875 per share.

    Compensation to NTN's executive officers is subject to a $1,000,000 compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 1999, no executive officer received aggregate compensation of $1,000,000 or more. However, the Board is aware that the grant of stock options to the executive officers may subject NTN to the deduction cap in subsequent years. With respect to incentive stock options, the Board does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options, the Board is aware that any deduction that NTN may have at the time of exercise will be subject to the $1,000,000 cap. The Board does not anticipate that the compensation deduction cap will significantly affect its executive compensation policies.

 The foregoing report on executive compensation is provided by the entire Board of Directors: Gary Arlen, Robert M. Bennett, Barry Bergsman, Vincent A. Carrino,
                   Stanley B. Kinsey and Esther L. Rodriguez.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As indicated above, subject to any written employment agreement, the factors and criteria upon which the compensation of NTN's Chief Executive Officer is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of June 1, 2000 the number and percentage ownership of Common Stock by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission ("Commission"), (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all of the executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. An asterisk denotes beneficial ownership of less than 1%.

                                                                                   NUMBER OF SHARES
                                                                                     BENEFICIALLY        PERCENT OF
NAME                                                                                     OWNED         COMMON STOCK(1)
----                                                                               ----------------    ---------------
Gary Arlen................................................................                    1,000                  *
Robert M. Bennett(2)......................................................                  192,000                  *
Barry Bergsman(3).........................................................                  108,333                  *
Vincent A. Carrino(4).....................................................                4,419,089               13.2%
Donald C. Klosterman(5)...................................................                  903,749                2.7%
Esther L. Rodriguez(6)....................................................                  108,100                  *
Stanley B. Kinsey(7)......................................................                  776,167                2.3%
V. Tyrone Lam(8)..........................................................                  298,334                  *
Kendra Berger(9)..........................................................                   47,917                  *
Bennett Letwin(10)........................................................                   25,000                  *
All executive officers and directors of the Company as a
  Group (11 persons)(11)..................................................                6,879,689               19.6%

------------

(1) Included as outstanding for purposes of this calculation are 33,435,875 shares of Common Stock outstanding as of June 1, 2000 plus, in the case of each particular holder, any shares of Common Stock subject to currently exercisable options, warrants or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after June 1, 2000) held by that person, which shares are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2) Includes 100,000 shares subject to currently exercisable options held by Mr. Bennett.

(3) Includes 33,333 shares subject to currently exercisable options and 36,000 shares subject to currently exercisable warrants held by Mr. Bergsman.

(4) Includes 111,500 shares owned directly by Mr. Carrino. All remaining shares are owned, directly or indirectly, by investment advisory clients of Brookhaven Capital Management, LLC, which in some cases has sole voting and investment discretion over such shares. Mr. Carrino is the sole owner and the Manager of Brookhaven Capital Management, LLC and, as such, in some cases he may be deemed to beneficially own such shares. Mr. Carrino disclaims such beneficial ownership. Brookhaven Capital Management is located at 3000 Sand Hill Road, Menlo Park, CA 94205.

(5) Includes 200,000 shares subject to currently exercisable warrants and 150,000 shares subject to currently exercisable options held by Mr. Klosterman.

(6) Includes 66,667 shares subject to currently exercisable options held by Ms. Rodriguez. Also includes 1,000 shares owned by the Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.

(7) Includes 687,500 shares subject to currently exercisable options held by Mr. Kinsey.

(8)      Represents shares subject to currently exercisable options held by Mr.
         Lam.

(9)      Represents shares subject to currently exercisable options held by Ms.
         Berger.

(10) Mr. Letwin resigned as Vice President, Business Systems and Technologies in March 2000.

(11) Includes 1,383,751 shares subject to currently exercisable options and 236,000 shares subject to currently exercisable warrants held by executive officers and directors, including those described in notes
         (2) through (10) above.

PERFORMANCE GRAPH

          The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index and an index consisting of companies sharing NTN's Standard Industrial Classification Code ("SIC Code").

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG NTN COMMUNICATIONS, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

NTN Communications       100.00     75.00     63.54     16.67      9.38     61.46
Sic Code Index           100.00    115.45     93.86    157.19    302.58    541.57
Amex Market Index        100.00    128.90    136.01    163.66    161.44    201.27

          Notwithstanding anything to the contrary set forth in any of NTN's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing Board Compensation Report and Performance Graph shall not be incorporated by reference into any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING ARRANGEMENTS

    On February 1, 1999, NTN entered into a Consulting Agreement with Barry Bergsman pursuant to which Mr. Bergsman was engaged to actively provide consulting services to the Company under the direction of the Company's Chief Executive Officer. For Mr. Bergsman's services under the Consulting Agreement, NTN granted Mr. Bergsman a warrant to purchase 36,000 shares of Common Stock at an exercise price of $0.6875 per share. The warrant is exercisable as to 3,000 shares on the first day of each of the twelve consecutive months commencing March 1, 1999. In addition, Mr. Bergsman will receive cash compensation of $3,500 per month. The Consulting Agreement expired on January 31, 2000.

    On March 14, 1997, the Company entered into a Consulting Agreement with Donald Klosterman pursuant to which Mr. Klosterman was engaged to perform consulting services for the Company regarding the Company's marketing plans and the Company's relationship with the National Football League. The Consulting Agreement expired on December 31, 1999. In lieu of compensation for Mr. Klosterman's services pursuant to the Consulting Agreement, the Company extended the expiration date of warrants previously granted to Mr. Klosterman from June 15, 1997 to June 15, 2002. In further consideration, the Company repriced options to purchase 100,000 shares at $8.25 per share and 50,000 options at $5.75 per share held by Mr. Klosterman so as to be exercisable at $4.00 per share and the terms of all such options were extended to January 1, 2002.

TERMINATION OF EMPLOYMENT

    In January 1999, Gerald Sokol, Jr., the Company's President and Chief Financial Officer, resigned as an executive officer and director of the Company. The Company entered into a Resignation and General Release Agreement ("Resignation Agreement") with Mr. Sokol pursuant to which Mr. Sokol's Employment Agreement, dated July 1, 1998, was terminated.

    Pursuant to the Resignation Agreement, the Company paid $205,850 to Mr. Sokol in settlement of his prior Employment Agreement and in consideration of his agreement not to compete with the Company for a period of one year. In further consideration, the Company paid Mr. Sokol an earned 1998 bonus of $128,500.

    As provided by the Resignation Agreement, Mr. Sokol's February 2, 1998 Option Agreement which granted him the option, vesting over a period of four years, to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00, was modified to provide him with the fully vested right and option to purchase those shares that had vested as of the effective date of the Resignation Agreement. These 125,000 options were exercisable by Mr. Sokol at any time prior to 12 months after the January 19, 1999 termination of Mr. Sokol's employment with the Company. In November 1999, Mr. Sokol exercised his option to purchase all 125,000 shares at $1.00 per share.

INDEMNITY AGREEMENTS

         The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that the Company will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as directors or officers of the Company. The Company believes that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to the Company, and are in its best interests to retain experienced directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the federal securities laws, the Company's directors and officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates. During 1999, its directors, officers and 10% stockholders satisfied all of these filing requirements except as follows:

    In October 1999, Mr. Bergsman filed an amendment to a previously filed Form 4, Statement of Changes in Beneficial Ownership for August 1999, to include an August transaction not reported on the document when originally filed. In making these statements, the Company has relied upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during fiscal 1999 and the written representations of its directors and officers.

                             INDEPENDENT ACCOUNTANTS

          The Board of Directors has appointed KPMG LLP as its independent accountants of NTN for the fiscal year ending December 31, 2000.

          KPMG LLP is a nationally recognized firm of independent accountants and has audited NTN's financial statements for the fiscal years ended December 31, 1989 through December 31, 1999. A KPMG LLP representative will be present at the Annual Meeting and will be available to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                  OTHER MATTERS

          Accompanying this Proxy Statement is a letter to stockholders from Mr. Kinsey, NTN's Chairman and Chief Executive Officer, together with NTN's Annual Report for the fiscal year ended December 31, 1999.

          NTN WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS BEING SENT A COMPLETE COPY OF NTN'S FORM 10-K (OTHER THAN EXHIBITS) FOR FISCAL 1999. WRITTEN REQUESTS FOR THE FORM 10-K SHOULD BE DIRECTED TO MS. KENDRA BERGER, CORPORATE SECRETARY, AT NTN'S CORPORATE OFFICES. TELEPHONE REQUESTS MAY BE DIRECTED TO MS. BERGER AT (760) 438-7400.

          Management of NTN does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                                              By Order of the Board of Directors



                                              Kendra Berger
                                              Secretary

Carlsbad, California
June __, 2000

                                   APPENDIX A

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of ___________, 2000 by and between NTN Communications, Inc., a Delaware corporation ("NTN"), and BUZZTIME.com, Inc., a Delaware corporation ("BUZZTIME"), with reference to the following facts:

         A. BUZZTIME is a wholly-owned subsidiary of NTN.

         B. The respective Boards of Directors of NTN and BUZZTIME have approved NTN's assignment and contribution to the capital of BUZZTIME of all of NTN's interest in the tangible and intangible assets listed on Schedule 1 to this Agreement (collectively, the Contributed Assets").

         C. NTN's contribution of the Contributed Assets to BUZZTIME also has been approved by the stockholders of NTN.


         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                       CONTRIBUTION OF CONTRIBUTED ASSETS

                  1.1 Contribution. Concurrently herewith, NTN shall assign, convey and contribute to the capital of BUZZTIME all of NTN's right, title and interest in and to the Contributed Assets, including the associated goodwill of NTN.

                  1.2 Acceptance. BUZZTIME hereby accepts the foregoing assignment and contribution of the Contributed Assets.

                  1.3 Representation and Warranty. NTN hereby represents and warrants to BUZZTIME that it has good and marketable title to the Contributed Assets and has not previously transferred or assigned all or any portion of the Contributed Assets or any interest therein. BUZZTIME acknowledges and agrees that, except for the foregoing warranty of title, the Contributed Assets are being contributed and assigned by NTN on an "as is, where is" basis, without any other representation or warranty, express or implied.

                                    ARTICLE 2

                                  MISCELLANEOUS

                  2.1 Further Assurances. At and after the date hereof, each party shall, from time-to-time, at the request of any other party and without further cost or expense to such other party, execute and deliver such documents and instruments of conveyance, transfer and assumption, and take such other actions, as such other party may reasonably request in order to give effect to the transactions contemplated hereby.

                  2.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  2.3 Entire Agreement. This Agreement, together with the exhibits attached hereto and any documents specifically referred to herein and therein, constitute the entire agreement and understanding of the parties and supersede any prior oral or written agreement, understanding, representations, warranty, promise or document relating to the subject matter of this Agreement.

                  2.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                   NTN COMMUNICATIONS, INC.



                                   By:
                                      ------------------------------------------
                                      Stanley B. Kinsey, Chief Executive Officer


                                   BUZZTIME.COM, INC.



                                   By:
                                      ------------------------------------------
                                      V. Tyrone Lam, President

                                   SCHEDULE 1
                                       TO
                             CONTRIBUTION AGREEMENT

                                   ----------

                        DESCRIPTION OF CONTRIBUTED ASSETS

REGISTERED TRADEMARKS:

Brain Buster(R)
Countdown(R)
HIT(R)
Hoops(R)
Link Up Live And Play The World(R)
NTN(R)
NTN Communications, Inc.(R)
NTN DiamondBall(R)
NTN Network(R)
NTN Powerplay(R)
Nightside(R)
Playmaker(R)
PlayersPlus(R)
QB1(R)
Showdown(R)
Sports Trivia(R)
Sports Trivia Challenge(R)
Triviaoke(R)
Undercover(R)
Uppercut(R)
Viewer's Revue(R)

PENDING TRADEMARKS:

Abused News(TM)
American Trivia Network(TM)/AmericanTriviaNetwork.com(TM)
Buzztime(TM)
Digital Interactive TV(TM)
Duh!(TM)
Fling(TM)
I-mercial(TM)
Kids Only Games(TM)/KidsOnlyGames.com(TM)
Kids Only Trivia(TM)/KidsOnlyTrivia.com(TM)
LiveSports(TM)/LivesSports.com(TM)
National Trivia League(TM)
National Trivia Network(TM)
NTN Kids/NTNKids.com(TM)
One Track Mind(TM)
Opposites Attack(TM)
PlaymakerTV(TM)
Predict the Play(TM)
Public Portal(TM)/PublicPortal.com(TM)
The Lame Game(TM)
The World is Your Game Show(TM)
Trivia Show(TM)/TriviaShow.com(TM)
Trivia Channel(TM)/TriviaChannel.com(TM)
Trivia Network(TM)/TriviaNetwork.net(TM)

                                   SCHEDULE 1
                                       TO
                             CONTRIBUTION AGREEMENT

                                   ----------

                        DESCRIPTION OF CONTRIBUTED ASSETS
                                   (CONTINUED)

PENDING TRADEMARKS:

(continued)
Spotlight(TM)
World Trivia League(TM)

PENDING TRADEMARKS, CANADA:

NTN ChronoQuiz
NTN's Slapshot Trivia
NTN's Countdown Trivia
NTN's Screen Test Trivia
Defi Hockey
Abused News
Opposites Attack
Fling
NTN's Fantasy Face-Off
National Trivia League
World Trivia League
The World is Our Game Show
Predict the Play and Win

PENDING TRADEMARKS, UNITED KINGDOM:

NTN Network

REGISTERED COPYRIGHTS:

Football Challenge
Passport
Playback
QB1
QB1 Official Playbook
QB1 on AOL
QB1 on EON
Showdown
So You Think You're Good at Trivia
Sports Trivia
Spotlight
Survivor
Wipeout

REGISTERED DOMAIN NAMES:

AmericanTriviaLeague.com
AmericanTriviaLeague.net
AmericanTriviaNetwork.com
AmericanTriviaNetwork.net
AmericanTriviaNetwork.org
BigTrivia.com
BigTrivia.net

                                   SCHEDULE 1
                                       TO
                             CONTRIBUTION AGREEMENT

                                   ----------

                        DESCRIPTION OF CONTRIBUTED ASSETS
                                   (CONTINUED)

REGISTERED DOMAIN NAMES

(continued)
BigTrivia.org
BigTriviaShow.com
BigTriviaShow.net
BuzzTime.com
BuzzTime.net
BuzzTime.org
BuzzTimeGames.net
BuzzTimeGames.com
BuzzTimeGames.org
BuzzTimeKids.net
BuzzTimeKids.com
BuzzTimeNetwork.com
BuzzTimeNetwork.org
BuzzTimeNetwork.net
BuzzTimeSports.com
BuzzTimeSports.net
BuzzTimeSports.org
BuzzTimeTrivia.com
BuzzTimeTrivia.net
BuzzTimeTrivia.org
BuzzTimeTV.net
BuzzTimeTV.org
BuzzTimeTV.com
e-Bert.com
e-Bert.net
e-Bertmail.com
e-Bertmail.net
Gamation.com
Gamation.net
Gamation.org
GameCoast.com
GameCoast.net
GameCoast.org
I-mercial.com
KidsOnlyGames.com
KidsOnlyGames.net
KidsOnlyTrivia.com
KidsOnlyTrivia.net
LiveSports.com
NationalTriviaLeague.com
NationalTriviaLeague.net
NationalTriviaNetwork.com
NTN.com
NTNKids.com

                                   SCHEDULE 1
                                       TO
                             CONTRIBUTION AGREEMENT

                                   ----------

                        DESCRIPTION OF CONTRIBUTED ASSETS
                                   (CONTINUED)

REGISTERED DOMAIN NAMES

(continued)
NTNKids.net
NTNTrivia.com
NTNTrivia.net
PlayMakerTV.com
PlayMakerTV.net
PlayTV.net
QB1.com
TheBigTriviaShow.com
TheTriviaChannel.com
TheTriviaChannel.net
TheTriviaNetwork.net
TheTriviaShow.com
TriviaChannel.net
TriviaChannel.org
TriviaNetwork.net
TriviaNetwork.org
TriviaShow.com
WorldTriviaLeague.com
WorldTriviaLeague.net

TRIVIA GAME SHOW LIBRARY                     INTERACTIVE PLAY-ALONG SPORTS GAMES
-------------------------                    -----------------------------------
NTN PREMIUM TRIVIA GAMES:                    NTN PLAY-ALONG GAMES:
Passport                                     QB1
Playback                                     NTN PowerPlay
Showdown                                     Brackets
SportsIQ                                     Football Challenge
Sports Trivia Challenge                      Survivor
Spotlight                                    NTN Draft Show
Glory Daze                                   Predict the Play

NTN TRIVIA GAMES:
Brain Buster
Countdown
Topix
Wipeout
Nightside
Sports Trivia
Retroactive
Football Weekend Roundup
Abused News
Appeteasers
Jukebox
Triviaoke
NTN Awards Show

BROADCAST CENTER OPERATING EQUIPMENT
------------------------------------

                            NTN COMMUNICATIONS, INC.

                               5966 LA PLACE CT.
                                   SUITE 100
                           CARLSBAD, CALIFORNIA 92006

       -----------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
       -----------------------------------------------------------------

The undersigned hereby appoints V. Tyrone Lam and Kendra Berger, and each or either of them, as proxy holders with power to appoint his or her substitute, and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on June 1, 2000, at the annual meeting of stockholders to be held on July 31, 2000 or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                            NTN COMMUNICATIONS, INC.


                                 JULY 31, 2000




              o Please Detach and Mail in the Envelope Provided o
-------------------------------------------------------------------------------

      Please mark your
A [X] votes as in this
      example.




                       FOR all nominees               WITHHOLD
                       listed at right                AUTHORITY
                      (except as marked        to vote for all nominees
                    to the contrary below)         listed at right
1. Election
   of                         [ ]                        [ ]                Nominees: Gary Arien
Director                                                                              Vincent A. Carrino

(Instructions: To withhold authority to vote for any individual nominee, draw a line through such nominee's name in the list at right.)


                                               FOR     AGAINST     ABSTAIN
2. Proposal to approve the transfer and
   contribution of certain of the Company's    [ ]       [ ]         [ ]
   assets to its wholly-owned subsidiary,
   BUZZTIME.com Inc. set forth in Proposal 2 of the accompanying
   Proxy Statement







SIGNATURE(S)                                      DATE                SIGNATURE(S)                            DATE
            ------------------------------------      --------------              ---------------------------     -------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

--------------------------------------------------------------------------------